                                                                        REDACTED
                                LICENSE AGREEMENT

                                     between

                     Children's Hospital and Medical Center

                                       and

                            PathoGenesis Corporation


                                 January 1, 1994

                                LICENSE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               PAGE

1.       Definitions......................................................................................     1
         1.1      Net Revenues............................................................................     2
         1.2      Patents.................................................................................     2
         1.3      Product.................................................................................     2
         1.4      Research................................................................................     2
         1.5      Technology..............................................................................     2

2.       Grant of License.................................................................................     2
         2.1      Grant...................................................................................     2
         2.2      Sharing of Information..................................................................     2
         2.3      Sub-licenses............................................................................     2
         2.4      Government Rights.......................................................................     3
         2.5      Additional Research - Right of First Offer..............................................     3
         2.6      Research Use............................................................................     3

3.       Undertakings of the Parties......................................................................     3
         3.1      Undertakings of Licensee................................................................     3
         3.2      Joint Undertakings......................................................................     4
         3.3      Labeling and Quality....................................................................     4
         3.4      Indemnification by Licensee.............................................................     4
         3.5      Liability Insurance.....................................................................     4

4.       Consideration, Method of Payment and Record Keeping..............................................     4
         4.1      Royalty Payments........................................................................     4
         4.2      Lump Sum Payment........................................................................     5
         4.3      Timing of Payments......................................................................     5
         4.4      Officer's Certificate...................................................................     5
         4.5      Books and Records.......................................................................     5
         4.6      Inspection..............................................................................     5

5.       Confidentiality..................................................................................     5

6.       Representations and Warranties of Licensor.......................................................     6
         6.1      Right to Grant License..................................................................     6
         6.2      Third Party Rights......................................................................     6
         6.3      Patent..................................................................................     6
         6.4      Disclaimer..............................................................................     6

7.       Infringement.....................................................................................     6
         7.1      Notification............................................................................     6
         7.2      Action by Both Parties..................................................................     6
         7.3      Action by One Party.....................................................................     6
         7.4      Cooperation.............................................................................     6
                                                                                                               PAGE

                                       i

8.       Termination......................................................................................     6
         8.1      Term....................................................................................     6
         8.2      Terminating Events......................................................................     6

9.       Miscellaneous....................................................................................     7
         9.1      Survival................................................................................     7
         9.2      Entire Agreement........................................................................     7
         9.3      Notices.................................................................................     7
         9.4      Publication By Licensor.................................................................     8
         9.5      Governing Law...........................................................................     8
         9.6      Assignability...........................................................................     8
         9.7      Waivers and Amendments..................................................................     8
         9.8      Public Announcements....................................................................     8
         9.9      Severability............................................................................     8
         9.10     Section Headings........................................................................     9
         9.11     Counterparts............................................................................     9
         9.12     Interest................................................................................     9

                                LICENSE AGREEMENT

         THIS AGREEMENT dated, entered into and effective as of January 1, 1994, between Children's Hospital and Medical Center, having its principal place of business at 4800 Sand Point Way N.E., CH 36, Seattle, Washington 98105 ("Licensor"), and PathoGenesis Corporation, a Delaware corporation having its principal place of business at 201 Elliott Avenue, West, #150, Seattle, Washington 98119 ("Licensee").

                                    RECITALS

         A. Licensor has conducted laboratory and clinical research with respect to, and is the owner of certain technology relating to, the use of aerosolized tobramycin and other aminoglycosides for the treatment of bronchopulmonary infections, including those in patients with cystic fibrosis;

         B. Licensee desires to acquire from Licensor an exclusive license, on the terms set forth herein, to use the technology;

         C. Subject to all the terms and conditions of this Agreement, Licensor is willing to grant to Licensee such exclusive license;

         D. Licensor and Licensee have been actively collaborating regarding the development of an aerosol tobramycin solution;

         E. Licensor has in the past received funding from and collaborated with the Cystic Fibrosis Foundation ("CFF") regarding the use of aerosolized tobramycin; and

         F. Under a License Option Agreement with CFF entered into in December 1993, Licensee has an option to negotiate with CFF to obtain an exclusive license of CFF's rights in technology related to the use of aerosolized tobramycin, and concurrent with the execution of this Agreement, Licensee is entering into such a license agreement with CFF.

                                    AGREEMENT

         The parties agree as follows:

ARTICLE 1.   DEFINITIONS.

             As used herein, the following terms shall have the following meanings:

         1.1 "Net Revenues" shall mean the total revenues actually received from third parties by Licensee, its affiliates and its sub-licensees from sales or other dispositions of Product, less: (a) sales, use and excise taxes applied to the sale or other disposition and other taxes equivalent thereto, paid by Licensee; (b) packing expenses, transportation charges and insurance premiums included in such revenues and separately itemized on the invoice; and (c) rebates, returns and allowances subsequently refunded or repaid. With respect to any Product sold or otherwise disposed of in other than an arm's-length transaction (excluding a reasonable amount of samples) or for other property (e.g., barter), the total revenues actually received shall be deemed to be the fair market price for such sale or other disposition.

         1.2 "Patents" shall mean Licensor's rights in patents and applications for patents, if any, covering the Technology and Research, now or hereafter issued or applied for, any reissues, divisions, substitutions, continuations, continuations-in-part, re-examinations thereof and extensions thereof.

         1.3 "Product" shall mean any products that include an aerosol tobramycin solution or any other aerosol aminoglycoside solution for treatment of bronchopulmonary infections, including but not limited to those in patients with cystic fibrosis.

         1.4 "Research" means all laboratory and clinical research, including but not limited to pre-clinical and clinical trial data, nebulizer studies, etc., relating to the use of aerosol tobramycin solution and any other aerosol aminoglycoside solution for treatment of bronchopulmonary infections, including but not limited to those in patients with cystic fibrosis, conducted by Licensor prior to December 31, 1994 or conducted by Licensor at any time prior to December 31, 1999 under any clinical research agreement between the parties, including all results, data and know-how derived from such research.

         1.5 "Technology" means all technology currently owned or hereafter acquired by Licensor prior to December 31, 1994 relating to the use of aerosol tobramycin solution or any other aerosol aminoglycoside solution for treatment of bronchopulmonary infections, including but not limited to those in patients with cystic fibrosis.

ARTICLE 2.   GRANT OF LICENSE.

         2.1 GRANT. Licensor hereby grants to Licensee an exclusive license to use the Patents, the Research and the Technology to manufacture, use, sell and exploit the Product throughout the world during the term of this Agreement; provided, however, that this license shall become a non-exclusive license if (a) Licensee has not submitted its initial IND application to the FDA on or before [CONFIDENTIAL TREATMENT REQUESTED] or (b) Licensee has not submitted its initial NDA to the FDA on or before [CONFIDENTIAL TREATMENT REQUESTED]. Licensee shall have the option to extend said dates for a period of one year as hereinafter set forth by making payment to Licensor of the cash amount of [CONFIDENTIAL TREATMENT REQUESTED] (the "Advance Payment") as a non-refundable advance against the royalty payments next to be made by Licensee to Licensor hereunder. If Licensee makes the Advance Payment to Licensor on or before [CONFIDENTIAL TREATMENT REQUESTED], the dates for purposes of clauses (a) and (b) of the first sentence of this Section 2.1 shall become [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED], respectively. If Licensee submits its initial IND application to the FDA on or before [CONFIDENTIAL TREATMENT REQUESTED] and makes the Advance Payment after [CONFIDENTIAL TREATMENT REQUESTED] but on or before [CONFIDENTIAL TREATMENT REQUESTED], the date for purposes of clause (b) of the first sentence of this Section 2.1 shall become [CONFIDENTIAL TREATMENT REQUESTED].

         2.2 SHARING OF INFORMATION. During the term of this Agreement, Licensor shall promptly disclose and furnish to Licensee at Licensee's expense all information relating to the Research or the Technology owned by Licensor.

         2.3 SUB-LICENSES. Licensee may grant sub-licenses hereunder to third parties ("Sub-licenses") only with the written consent of Licensor, which consent shall not unreasonably be withheld or delayed, nor shall such consent be conditioned on payments or terms not already provided for in this Agreement. Any Sub-license granted by Licensee under Section 2.3 shall terminate no later than the date of termination of this Agreement.

         2.4 GOVERNMENT RIGHTS. Licensee acknowledges that the Patents may have been developed with Federal funding and that the license granted hereunder to the Patents may be subject to the rights, obligations and limitations of 35 U.S.C. 20 ET SEQ. and applicable regulations.

         2.5 ADDITIONAL RESEARCH - RIGHT OF FIRST OFFER. In the event Licensor intends to seek third-party funding to conduct research after [CONFIDENTIAL TREATMENT REQUESTED] and before [CONFIDENTIAL TREATMENT REQUESTED] relating to the use of aerosol tobramycin solution or any other aerosol aminoglycoside solution for the treatment of bronchopulmonary infections, including but not limited to those in patients with cystic fibrosis, Licensee shall have the first right to offer to Licensor such research funding and propose terms for licensing the results of the research. In the event the parties are not able to reach an agreement within 60 days, Licensor shall be free to seek funding and enter into agreements with third parties with respect to the research.

         2.6 RESEARCH USE. Licensor retains the right to use the Patents, Research and Technology for noncommercial, research purposes and for purposes of treating its patients.

ARTICLE 3.   UNDERTAKINGS OF THE PARTIES.

         3.1      UNDERTAKING OF LICENSEE.  Licensee will:

                  (a) Pay for the preparation, filing and prosecution of the Patents in the United States and in an International (PCT) Application designating all available countries, but ultimately proceeding from such International Application only in countries for which a reasonable, commercial market exists for the Product:

                  (b) Pay the costs of photocopying and transferring data included in Research or Technology, including previous aerosolized tobramycin studies; and

will undertake reasonable and diligent efforts to:

                  (c) Apply for orphan drug status for the Product at its expense;

                  (d) Complete the pre-clinical tests, if any, such as pharmacological tests and toxicological tests, required for submission of the IND application for the Product to the FDA;

                  (e) Prepare and submit the IND application for the Product to the FDA, or assume the IND of Licensor;

                  (f) Perform the required clinical and non-clinical tests on the Product after the FDA approval of the IND;

                  (g) Prepare and submit the NDA for the Product to the FDA; and

                  (h) Commercialize the Product in the United States in a commercially practicable manner and in other major overseas markets where it is commercially practicable to do so.

In addition, Licensee will perform such other activities as Licensee in its sole discretion deems appropriate with respect to the manufacture, use, sale and exploitation of the Product. Licensee will not use the Patents, Research or Technology other than in accordance with this Agreement.

         3.2 JOINT UNDERTAKINGS. Licensor will cooperate with Licensee, upon reasonable request of the Licensee, in the obtaining of the NDA for the Product and in all reasonable respects in connection with this Agreement, including the attendance of a representative or representatives of Licensor in meetings with the FDA. Representatives of Licensor and Licensee shall meet from time to time, but not less frequently than annually in Seattle, until the NDA has been approved, to discuss the status of the development of the Product as contemplated by this Agreement. Licensee shall provide Licensor with an annual report of Product development and shall reimburse Licensor for reasonable out of pocket expenses incurred as a result of its cooperation with Licensee under the terms of this Section 3.2.

         3.3 LABELING AND QUALITY. Licensee shall conform to all applicable quality and labeling requirements with respect to the Product when and where applicable and shall mark the Product or the packaging for the Product with the applicable patent or patent pending numbers.

         3.4 INDEMNIFICATION BY LICENSEE. Licensee assumes responsibility for and shall defend, indemnify and hold Licensor, its directors, officers, managers, agents, students, doctors and employees harmless from any and all liability, losses, expenses (including reasonable attorneys' fees), damages, assessments and claims arising out of or resulting from (i) any use, sale or disposition of Product by Licensee or by others receiving or sublicensing Product directly or indirectly from Licensee, including Licensee's affiliates, agents, representatives or sub-licensees, (ii) the practice by Licensee of any subject matter covered by the licensed Patent, Research and/or Technology or
(iii) any act or omission of Licensee giving rise to the claim of a third party relating to this Agreement.

         3.5 LIABILITY INSURANCE. Licensee will maintain product liability insurance with respect to the Product, commensurate with the reasonable standards of the industry, if reasonably practicable. Upon written request from Licensor, Licensee will provide Licensor with evidence of such insurance coverage.

ARTICLE 4.   CONSIDERATION, METHOD OF PAYMENT AND RECORD KEEPING.

         4.1 ROYALTY PAYMENTS. In consideration for the license herein granted, and for the information to be provided by Licensor hereunder, Licensee shall pay to Licensor a royalty on Net Revenues from sales and other dispositions of the Product in a given country as follows:

             (a) The royalty rate shall be [CONFIDENTIAL TREATMENT REQUESTED] of Net Revenues from Product (i) that is made, used or sold in a country in which such making, using or selling is covered by a pending patent application or a valid, issued patent, or

(ii) sold or disposed of in the United States at a time when it is the subject of an orphan drug designation. For purposes of this Section 4.1(a), "valid, issued patent" means an issued patent until it expires or has been found to be invalid by a court of competent jurisdiction from which no appeal has been or may be made.

             (b) The royalty rate shall be [CONFIDENTIAL TREATMENT REQUESTED] of Net Revenues with respect to Product sold in a country that is not then royalty bearing under Section 4.1(a) and is sold or disposed of within ten years after regulatory approval and market introduction of the Product in the United States, provided, however, such royalty rate of [CONFIDENTIAL TREATMENT REQUESTED] shall be reduced to [CONFIDENTIAL TREATMENT REQUESTED] of Net Revenues with respect to Product for the treatment of cystic fibrosis patients if an appropriate regulatory agency in the country has approved the sale of a competitive aerosol tobramycin or other aminoglycoside product for such treatment.

         4.2 LUMP SUM PAYMENT. As additional consideration, Licensee shall pay to Licensor a lump sum payment of [CONFIDENTIAL TREATMENT REQUESTED], payable within [CONFIDENTIAL TREATMENT REQUESTED] after the date on which the [CONFIDENTIAL TREATMENT REQUESTED] or its [CONFIDENTIAL TREATMENT REQUESTED] for [CONFIDENTIAL TREATMENT REQUESTED].

         4.3 TIMING OF PAYMENTS. Upon the execution of this Agreement, Licensee shall pay to Licensor [CONFIDENTIAL TREATMENT REQUESTED] as an advance against Licensee's obligation hereunder to make royalty payments. The royalties payable by Licensee hereunder, after deduction of such advance royalty payment, with respect to Net Revenues during any [CONFIDENTIAL TREATMENT REQUESTED] period ending on [CONFIDENTIAL TREATMENT REQUESTED] or [CONFIDENTIAL TREATMENT REQUESTED] shall be paid to Licensor within [CONFIDENTIAL TREATMENT REQUESTED] after the end of such semi-annual period.

         4.4 OFFICER'S CERTIFICATE. With each payment made under Section 4.1, Licensee shall provide Licensor with a certificate signed by an officer of Licensee that states the following:

             (a) the total amount of royalties due and payable;

             (b) how that amount was made up or calculated, including, by country, Net Revenues and the number of units sold or otherwise disposed of; and

             (c) certification that the information so provided is true and correct.

         4.5 BOOKS AND RECORDS. Licensee shall, and shall require that its sub-licensees shall, keep full, true and accurate books of accounts and records which completely and accurately disclose the sales and unit volume of Product sold by it or its sub-licensees in each country and all matters relating to those sales that are relevant for purposes of determining the royalty to be paid by Licensee to Licensor. Such books and records shall be retained for three years following the occurrence of such sales and shall be in a form that enables reasonable confirmation to be made thereof.

         4.6 INSPECTION. Licensee shall, and shall require that its sub-licensees shall, not more frequently than once per calendar year, make the aforesaid books of accounts and records available for inspection by Licensor or its authorized representative at any reasonable time during business hours upon reasonable notice at no charge by Licensee or any sub-licensee to Licensor. Licensor or its duly authorized representative shall be entitled, at its expense, to make copies of or extracts from any such account or record. If, as result of such inspection, it is determined that there has been an underpayment of royalties for any period by greater than [CONFIDENTIAL TREATMENT REQUESTED], Licensee shall reimburse Licensor for its out-of-pocket costs in having the inspection performed.

ARTICLE 5.   CONFIDENTIALITY.

         Until three years following termination of this Agreement in accordance with Section 8.1, Licensee shall hold all information disclosed by Licensor, and Licensor shall hold all information obtained by Licensor from Licensee, in strict confidence and shall not disclose the same to third parties without the prior consent of the other party, except as to information that such party can show (i) was already known to it, (ii) was already in the public domain prior to disclosure or thereafter comes into the public domain through no fault of Licensee or Licensor (as the case may be), (iii) was disclosed to it by a third party not in violation of any obligation of confidentiality, (iv) was independently developed by it, or (v) as otherwise required by law.

ARTICLE 6.   REPRESENTATIONS AND WARRANTIES OF LICENSOR.

         6.1 RIGHT TO GRANT LICENSE. Licensor represents and warrants that it has the full right, power and authority to grant the license as set forth in
Article 2, subject to the rights, if any, of CFF.

         6.2 THIRD PARTY RIGHTS. Licensor does not give any warranty that the manufacture, sale, use or exploitation of the Product will not infringe the intellectual property or any other rights of any third party, provided, however, that Licensor does represent and warrant that it has no knowledge of any such infringement or any basis for a claim of any such infringement, other than the rights, if any, of CFF which are being licensed concurrently with the execution of this Agreement.

         6.3 PATENT. Licensor does not warrant the validity, enforceability, scope or patentability of the Patents licensed hereunder.

         6.4 DISCLAIMER. LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PATENT, RESEARCH, TECHNOLOGY, AND/OR PRODUCTS CONTEMPLATED BY THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THIS
ARTICLE 6.

ARTICLE 7.   INFRINGEMENT.

         7.1 NOTIFICATION. If any Patent is infringed by a third party making, using or selling a Product, either party hereto learning of such infringement shall promptly inform the other party hereto. In the event that Licensor shall not promptly take and diligently pursue action to enjoin the infringement, Licensee shall have the option to take legal action to enjoin the infringement in its own name or to join Licensor as a nominal plaintiff, in which event Licensee shall indemnify Licensor, its directors, officers and employees, from all claims, costs and expenses related to the action.

         7.2 ACTION BY BOTH PARTIES. If either of the parties hereto files the infringement action, then the other party may join in the lawsuit, in which case each party hereto shall pay [CONFIDENTIAL TREATMENT REQUESTED] of the expenses of the litigation. Except as provided in Section 7.3 below, the net amount of any recovery from a third party by judgment or settlement with respect to the claim of infringement shall be paid to the parties in the same proportion as they have shared the expenses of conducting the suit.

         7.3 ACTION BY ONE PARTY. Unless the other party hereto voluntarily elects to join such suit, then the party filing such suit shall pay all expenses related to such suit and shall retain [CONFIDENTIAL TREATMENT REQUESTED] of the net amount of any settlement or judgment award as an extraordinary gain outside of this Agreement, after deduction of such expenses, and the other party shall be entitled to [CONFIDENTIAL TREATMENT REQUESTED] of the net amount.

         7.4 COOPERATION. Licensor and Licensee will cooperate fully with each other in connection with any claim or litigation that may be made or brought by a third party involving alleged infringement by or with respect to any Patent.



ARTICLE 8.   TERMINATION

         8.1 TERM. The term of this Agreement shall be from the date of this Agreement until the later of the last to expire of any Patent or the end of any obligation to pay royalties hereunder, unless sooner terminated pursuant to
Section 8.2 below.

         8.2 TERMINATING EVENTS.  This Agreement shall terminate:

             (a) If either party shall commit any material breach of this Agreement, and the breaching party shall fail to cure such breach within 90 days after written notice from the other party setting forth in reasonable detail the nature of the claimed breach and the notifying party's intention to terminate this Agreement due to such breach if not so cured; or

             (b) If Licensee in its sole discretion determines that the Product is not commercially viable for it and 30 days have passed since Licensee so notified Licensor in writing;

             (c) If Licensee is dissolved and liquidated, unless, in accordance with Section 9.6(iii) this portion of the business of Licensee is transferred to another party who succeeds to Licensee's obligations hereunder; or

             (d) If Licensee makes any general assignment for the benefit of creditors or files bankruptcy or engages in or institutes any other proceedings for protection from creditors; or

             (e) If a petition for involuntary bankruptcy has been filed against Licensee and has not been dismissed within 120 days.

ARTICLE 9.   MISCELLANEOUS.

         9.1 SURVIVAL. The rights and obligations of Sections 3.4, 3.5, 4.5, 4.6, 5, 6, 9.8 and any other accrued obligations to the extent applicable as of the date of termination of this Agreement shall survive such termination.

         9.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between Licensor and Licensee with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understanding with respect thereto.

         9.3 NOTICES. All notices or other communications which are required or permitted hereunder must be in writing and must be mailed (registered or certified, return receipt requested, postage prepaid), or sent by confirmed facsimile, to the appropriate party addressed as follows:

                  If to Licensor:         Children's Hospital and Medical Center
                                          4800 Sand Point Way N.E., CH 36
                                          Seattle, Washington 98105

                                          Attention: Medical Director

                                          Fax: 206/528-2635

                  If to Licensee:         PathoGenesis Corporation
                                          5215 Old Orchard Road, #910
                                          Skokie, Illinois 60077

                                          Attention: President

                                          Fax: 708/581-2230

                  With a copy to:         Cameron S. Avery, Esq.
                                          Bell, Boyd & Lloyd
                                          70 West Madison Street, #3300
                                          Chicago, Illinois 60602-4207

                                          Fax: 312/372-2098

If any notice or other communication which is required or permitted hereunder is given by mail, it will be effective on the third business day after it is deposited in the mails; if given by confirmed facsimile, when delivered. Any party may by such notice change the address to which notice or other communications to it are to be delivered or mailed.

         9.4 PUBLICATION BY LICENSOR. Licensor shall have the right to publish information regarding the Research, Technology, inventions covered by the Patents or otherwise related to the Product, provided, however, Licensor provides at least 30 days prior written notification of such proposed publication to Licensee specifying in reasonable detail the information to be published and the identity of the publication. If, upon receipt of such notification, Licensee determines that it should apply for a patent prior to such publication, Licensee shall promptly inform Licensor and Licensor shall refrain from publishing such material until Licensee has taken such action as

Licensee in its sole discretion deems appropriate to protect its interests or until 90 days after such notification, whichever occurs first.

         9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Washington with respect to contracts made in that state.

         9.6 ASSIGNABILITY. This Agreement shall not be assignable by either party, and any purported assignment by either party shall be void, except: (i) with the prior written consent of the other party; (ii) as a part of a sale or transfer to a company or entity that succeeds to substantially all of the business of the assigning party; (iii) as a part of a sale or transfer to another company or entity that succeeds to all or substantially all of the portion of the business of the assigning party relating to this License Agreement upon written consent of the other party, which the other party shall not unreasonably withhold or delay; or (iv) by operation of law. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         9.7 WAIVERS AND AMENDMENTS. Any waivers of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing signed by the parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

         9.8 PUBLIC ANNOUNCEMENTS. Unless expressly approved in advance in writing by the other party, neither party shall make any public announcement regarding the subject matter, existence of this Agreement or name of the other party either during or after its term except as required by law. If any such announcement is required by law, the announcing party may make such an announcement after giving the other party reasonable notice of such announcement and consulting with the other party regarding such announcement.

         9.9 SEVERABILITY. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

         9.10 SECTION HEADINGS. The section headings contained herein are for the purpose of convenience and are not intended to define or limit the contents of such sections.

         9.11 COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.12 INTEREST. Licensee shall pay interest on any overdue payment to Licensor pursuant to Article 4 above at a rate of interest equal to two percentage points greater than the prime rate as reported in the Midwest Edition of The Wall Street Journal on the day the payment was due. In no event shall the interest rate on any overdue payment exceed the maximum rate allowed by law.

         IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.


CHILDREN'S HOSPITAL AND                              PATHOGENESIS COPRORATION
MEDICAL CENTER



By       /s/ SUSAN W. MULLEN                         By     /s/ WILBUR H. GANTZ
         -------------------                                -------------------
         Susan W. Mullen                                    Wilbur H. Gantz
         Chairman of the Board of Trustees                  President and Chief
                                                            Executive Officer



By       /s/ JOHN M. NEFF
         ----------------
         John M. Neff, M.D.
         Medical Director